As filed with the Securities and Exchange Commission on September 26, 1996

                                                 Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                              ---------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ---------------------

                    AUTOLOGIC INFORMATION INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                              ---------------------


             Delaware                                       13-3855697
  --------------------------------                      -------------------
    (State or other jurisdiction                         (I.R.S. Employer
  of incorporation or organization)                     Identification No.)

    1050 Rancho Conejo Boulevard
      Thousand Oaks, California                             91320-1717
- ---------------------------------------                     ----------
(Address of Principal Executive Offices)                    (Zip Code)

                              ---------------------


                         INFORMATION INTERNATIONAL, INC.

                   1976 EMPLOYEES' INCENTIVE STOCK OPTION PLAN
                                       and
                          DIRECTORS' STOCK OPTION PLAN
                            (Full title of the plans)

                              ---------------------


                       Dennis D. Doolittle, Vice Chairman
                    Autologic Information International, Inc.
                          1050 Rancho Conejo Boulevard
                      Thousand Oaks, California 91320-1717
                     (Name and address of agent for service)

                                 (805) 498-9611
          (Telephone number, including area code, of agent for service)

                              ---------------------
                                 WITH A COPY TO:

                             RICHARD A. RUBIN, ESQ.
                       PARKER CHAPIN FLATTAU & KLIMPL, LLP
                           1211 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10036
                                 (212) 704-6130
                              ---------------------


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this registration statement.

                                             (Cover page continues on next page)

                         CALCULATION OF REGISTRATION FEE

 Title of securities  Amount to be       Proposed       Proposed maximum       Amount of
  to be registered    registered(1)  maximum offering  aggregate offering  registration fee
                                      price per unit         price
- -------------------------------------------------------------------------------------------
Common Stock, par      132,000(2)      $  7.25(4)      $   957,000.00(4)    $   330.00
value $.01 per share   154,250(2)      $  7.75(4)      $ 1,195,437.50(4)    $   412.22
                        81,750(2)      $  8.00(4)      $   654,000.00(4)    $   225.52
                        65,000(2)      $  9.25(4)      $   601,250.00(4)    $   207.33
                         1,000(2)      $  9.75(4)      $     9,750.00(4)    $     3.36
                       106,750(2)      $  7.3125(5)    $   780,609.37(5)    $   269.18
                         8,000(3)      $  7.25(4)      $    58,000.00(4)    $    20.00
                         8,000(3)      $ 11.50(4)      $    92,000.00(4)    $    31.72
                        55,000(3)      $  7.3125(5)    $   402,187.50(5)    $   138.69
====================  =============  ================  ==================  ================
        Total          611,750                         $ 4,750,234.30       $ 1,638.02
====================  =============  ================  ==================  ================



(1) Pursuant to Rule 416(a), there shall also be deemed covered hereby all additional securities resulting from anti-dilution adjustments under the Information International, Inc. 1976 Employees' Incentive Stock Option Plan and the Information International, Inc. Directors' Stock Option Plan, which Plans were assumed and adopted by the Registrant upon the merger of Information International, Inc. into the Registrant.

(2) Underlying options granted or to be granted under the 1976 Employee's Incentive Stock Option Plan.

(3) Underlying options granted or to be granted under the Directors' Stock Option Plan.

(4) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(h), on the basis of the exercise price of presently outstanding options.

(5) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(h), the average of the high and low selling prices per share of the Registrant's Common Stock, as quoted on The Nasdaq Stock Market's National Market System on September 9, 1996.

(6)  This column does not add due to rounding differences.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

           The following documents heretofore filed by the Autologic Information International, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference: (1) the Company's Registration Statement under the Securities Act on Form S-4 which became effective on January 22, 1996;
(2) the Company's Quarterly Reports on Form 10-Q under the Exchange Act for the quarters ended February 2, 1996, May 3, 1996 and August 2, 1996; (3) the Company's Current Reports on Form 8-K dated January 29, 1996 and September 6, 1996; and (4) the description of the Company's Common Stock contained in the Company's Current Report on Form 8-K dated September 6, 1996, and any amendment or report filed by the Company for the purpose of updating such description.

           All documents filed subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES

           Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

           Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a "derivative" action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such persons conduct was unlawful. A similar standard is applicable under Section 145 of the DGCL in the case of derivative actions, except that no indemnification shall be made where the person is adjudged to be liable to such corporation unless and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such action was brought, determines that such person is fairly and reasonably entitled to indemnity for such expenses.

           The Company's Certificate of Incorporation and Bylaws, Exhibit 4.1 and 4.2, respectively, to this Registration Statement, provide for the indemnification of the Company's directors and officers to the fullest extent permitted by the DGCL.

           The Company's officers and directors are covered by directors' and officers' liability insurance policies, maintained by Volt Information Sciences, Inc., the majority stockholder of the Company.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

           Not applicable.

ITEM 8.    EXHIBITS

EXHIBIT NUMBER                 DESCRIPTION

4.1**      Restated Certificate of Incorporation of the Company.

4.2**      Amended and Restated Bylaws of the Company.

5.1*       Opinion of Parker Chapin Flattau & Klimpl, LLP.

15.1* Letter from Ernst & Young LLP re: unaudited interim financial information.

23.1*      Consent of Ernst & Young LLP.

23.2*      Consent of Arthur Andersen LLP.

23.3* Consent of Parker Chapin Flattau & Klimpl, LLP (included in their opinion filed as Exhibit 5.1)

99.1 Information International, Inc. 1976 Employees' Incentive Stock Option Plan. Incorporated herein by reference to Exhibit 10.2(a) to the Company's Registration Statement on Form S-4 (No. 33-99278).

99.2       Information   International,   Inc.  Directors'  Stock  Option  Plan.
           Incorporated herein by reference to Exhibit 10.2(b) to the Company's Registration Statement on Form S-4 (No. 33-99278).

- ------------------------
*    Filed herewith.

** Incorporated by reference to the similarly-numbered Exhibits to the Company's Registration Statement on Form S-4 which became effective on January 22, 1996 (File No. 33-99278).


ITEM 9.    UNDERTAKINGS

           (A)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                      (iii)To include any material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
     amendment any of the securities being registered which remain unsold at the termination of the offering.

           (B) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Thousand Oaks, California on the 30th day of August, 1996.

                                       AUTOLOGIC INFORMATION INTERNATIONAL, INC.


                                       By:  /s/ Dennis D. Doolittle
                                           ----------------------------
                                           Dennis D. Doolittle, Vice Chairman

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                     Title                            Date
- ---------                     -----                            ----

/s/ William Shaw             Chairman of the Board, Chief     September 26, 1996
- --------------------------   Executive Officer and Director
William Shaw


/s/ John Griffin             Controller and Principal         September 26, 1996
- --------------------------   Accounting Officer
John Griffin


                             Director                         September __, 1996
- --------------------------
Leroy Bell


/s/ Dennis D. Doolittle      Director                         September 26, 1996
- --------------------------
Dennis D. Doolittle


/s/ Alden Edwards            Director                         September 26, 1996
- --------------------------
Alden Edwards


/s/ James J. Groberg         Director                         September 26, 1996
- --------------------------
James J. Groberg


                             Director                         September __, 1996
- --------------------------
John R. Kountz


                             Director                         September __, 1996
- --------------------------
Paul McGarrell


                             Director                         September __, 1996
- --------------------------
Ralph S. Roth


/s/ Jerome Shaw              Director                         September 26, 1996
- --------------------------
Jerome Shaw

                                  EXHIBIT INDEX


Exhibit Number                 Description

4.1**      Restated Certificate of Incorporation of the Company.

4.2**      Amended and Restated Bylaws of the Company.

5.1*       Opinion of Parker Chapin Flattau & Klimpl, LLP.

15.1* Letter from Ernst & Young LLP re: unaudited interim financial information.

23.1*      Consent of Ernst & Young LLP.

23.2*      Consent of Arthur Andersen LLP.

23.3* Consent of Parker Chapin Flattau & Klimpl, LLP (included in their opinion filed as Exhibit 5.1)

99.1 Information International, Inc. 1976 Employees' Incentive Stock Option Plan. Incorporated herein by reference to Exhibit 10.2(a) to the Company's Registration Statement on Form S-4 (No. 33-99278).

99.2       Information   International,   Inc.  Directors'  Stock  Option  Plan.
           Incorporated herein by reference to Exhibit 10.2(b) to the Company's Registration Statement on Form S-4 (No.33-99278).


- ------------------------
*    Filed herewith.

** Incorporated by reference to the similarly-numbered Exhibits to the Company's Registration Statement on Form S-4 which became effective on January 22, 1996 (File No. 33-99278).